Exhibit 16.1

 RSM

RSM US LLP

751 Arbor Way

Suite 200

Blue Bell, PA 19422

O +1 215 641 8600

F +1 215 641 8680

www.rsmus.com

November 18, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Lighting Gaming,Inc.’s Statements included under item 4.01 of its Form 8-K filed

November 18, 2015 and we agree with such statements concerning our firm.

/s/ RSM US LLP

RSM US LLP